UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 10, 2012

HIGHER ONE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34779	26-3025501

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

115 Munson Street
New Haven, CT	06511

(Address of principal executive offices)	(Zip Code)
                  (203) 776-7776
(Registrant’s telephone number,
including area code)
N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 8.01.  Other Events.

    Dean Hatton, a director of Higher One Holdings, Inc. (the “Company”), terminated his 10b5-1 stock trading plan entered into on February 8, 2012 and adopted a new 10b5-1 stock trading plan effective September 10, 2012.  Mr. Hatton’s new plan provides for the sale of shares of the Company’s common stock (i) already owned by Mr. Hatton and (ii) issuable upon exercise of options granted on December 7, 2007, January 23, 2007, January 17, 2006 and March 3, 2004, which options will expire on September 29, 2012. Under the plan, beginning on September 10, 2012, a brokerage firm may periodically exercise Mr. Hatton’s stock options and sell the issued shares prior to the expiration of the plan on August 31, 2013. The maximum number of options that can be exercised and sold over the duration of the plan is 865,790.

    Mr. Hatton’s trading plan is intended to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and the Company’s insider trading policy. Rule 10b5-1 allows individuals who are not in possession of material, non-public information at the time the stock trading plan is adopted to establish prearranged written plans to buy or sell a specified number of shares of a company stock. Trading under Mr. Hatton’s plan is generally based on reaching certain pre-determined minimum price conditions.  Transactions under Mr. Hatton’s trading plan will be disclosed publicly through Form 4 filings with the Securities and Exchange Commission, to the extent required by law.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 13, 2012

HIGHER ONE HOLDINGS, INC.

By:  /s/ Mark Volchek
       __________________________
       Mark Volchek
       Chief Executive Officer